UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 1, 2018

LIBERTY INTERACTIVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.04.  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On February 2, 2018, Liberty Interactive Corporation (“Liberty” or the “Company”) delivered to its executive officers and directors (collectively, the “Covered Persons”) a notice under Rule 104(b)(2)(i) of Regulation BTR, pursuant to which Liberty has imposed a “blackout” period in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 (“SOX”) and the Securities and Exchange Commission regulations.

Because a blackout period has been imposed under the Liberty Media 401(k) Savings Plan (the “Plan”), in which the Company is an adopting employer, that is expected to begin sometime during the week of March 5, 2018 and end sometime during the week following the Split-Off (as defined below), we are imposing a SOX blackout period that is expected to begin sometime during the week of March 5, 2018 and end sometime during the week following the Split-Off.  During these weeks, Covered Persons may obtain, without charge, the actual beginning and ending dates of the SOX blackout period by contacting the persons listed below.  The blackout period under the Plan is needed in connection with a series of proposed transactions, through which Liberty will acquire General Communication, Inc. (“GCI”) through a reorganization in which certain assets and liabilities attributed to Liberty’s Ventures Group will be contributed to GCI in exchange for a controlling interest in GCI, followed by Liberty effecting a split-off of its controlling interest in the combined company (to be named GCI Liberty, Inc.) to the holders of Liberty Ventures common stock in full redemption of all outstanding shares of Liberty Ventures common stock (the “Split-Off”).  These transactions, including the Split-Off, are subject to the satisfaction or waiver of various conditions.

While the SOX blackout period is in effect, the Covered Persons (and their immediate family members who share their residence) should not, directly or indirectly, engage in any purchase, sale, transfer, acquisition, or disposition of any equity securities of (i) the Company relating to the Company’s Liberty Ventures tracking stock, including common stock and stock options, and (ii) GCI, including its common stock. There are limited exclusions and exemptions from this rule.  Further, the above prohibition is in addition to other restrictions on trading activity that the Company imposes on its executive officers and directors, including under the Company’s insider trading policy and any administrative blackout related to the Company’s online incentive award platform.

The Company received notice of the Plan blackouts required by the Employment Retirement Income Security Act of 1974 on February 1, 2018, and provided the SOX blackout notice to the Covered Persons the next day.

If the Covered Persons have any questions pertaining to the notice or the SOX blackout period, they were directed to contact Richard N. Baer or Pamela L. Coe in the Legal Department of the Company by telephone at 720-875-5300 or by mail at 12300 Liberty Boulevard, Englewood, CO 80112. During the SOX blackout period and for up to two years thereafter, stockholders of the Company and other interested persons may obtain, without charge, the actual beginning and ending dates of the SOX blackout period by contacting the persons identified above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2018

LIBERTY INTERACTIVE CORPORATION

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President